Form N-SAR

Sub-Item 77Q1 (e)_1
Copies of new or amended Registrant investment advisory contracts
333-33978, 811-09885


Janus Adviser Series Investment Advisory Agreement - Janus Adviser Risk-Managed Value Fund is incorporated herein by reference to Exhibit 4(hhh) to Post-Effective Amendment No. 24 to Janus Adviser Series registration statement on Form N-1A, filed on October 14, 2005; accession number 0000950134-05-019148 (File No. 33-33978). Since the filing thereof, the Agreement was dated December 30, 2005, and signed by David R. Martin and Girard C. Miller.

Janus Adviser Series Investment Sub-Advisory Agreement - Janus Adviser Risk-Managed Value Fund is incorporated herein by reference to Exhibit 4(iii) to Post-Effective Amendment No. 24 to Janus Adviser Series registration statement on Form N-1A, filed on October 14, 2005; accession number 0000950134-05-019148 (File No. 33-33978). Since the filing thereof, the Agreement was dated December 30, 2005, and signed by David R. Martin and David E. Hurley.